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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-4 ("Registration Statement") of our report dated January 28, 1999, except for Note 7, which is as of March 26, 1999, relating to the consolidated financial statements of Critical Path Inc., of our report dated February 10, 1999, relating to the consolidated financial statements of ISOCOR, of our report dated August 19, 1999, relating to the financial statements of dotOne Corporation, of our report dated March 24, 1999, except for Note 13, which is as of November 19, 1999, relating to the consolidated financial statements of FaxNet Corporation, each of which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
December 3, 1999

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